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EXHIBIT 12.  STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS FROM CONTINUING
                          OPERATIONS TO FIXED CHARGES

                    Eli Lilly and Company and Subsidiaries
                             (Dollars in millions)

                                                                Years Ended December 31,
                                        -----------------------------------------------------------------------
                                             1999          1998         1997            1996          1995
                                        -----------------------------------------------------------------------
Consolidated Pretax
  Income from Continuing
  Operations before
  Extraordinary Item..................     $3,245.4      $2,665.0     $2,901.1        $2,131.3      $1,866.6

Interest from Continuing
  Operations and Other
  Fixed Changes.......................        213.1         198.3        253.1           323.8         323.9

Less Interest Capitalized
  during the Period from
  Continuing Operations...............        (29.3)        (17.0)       (20.4)          (35.8)        (38.3)
                                        -----------------------------------------------------------------------

Earnings..............................     $3,429.2      $2,846.3     $3,133.8        $2,419.3      $2,152.2
                                        =======================================================================

Fixed Charges /1/.....................     $  213.2      $  200.5     $  256.8        $  328.5      $  323.9
                                        =======================================================================

Ratio of Earnings to
  Fixed Charges.......................         16.1          14.2         12.2             7.4           6.6
                                        =======================================================================

/1/ Fixed charges include interest from continuing operations for all years presented and beginning in 1996, preferred stock dividends.